UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2019

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1633 Broadway, Suite 22C, New York, New York 10019

(Address of principal executive offices, including zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On April 26, 2019, Delcath Systems, Inc. (the “Company”) borrowed $920,000 from two institutional investors and issued promissory notes to those investors. The promissory notes have a principal amount of $920,000, bear interest at the rate of 8% per annum and are due on October 26, 2019. The note contains standard events of default and remedies therefor. The Company’s obligations under the promissory note to the institutional investor are secured by a lien on the Company’s assets.

Item 2.03	Creation of a Direct Financial Obligation

See Item 1.01 above.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 24, 2019, the Company received a notice of default with regard to the 8% Senior Secured Convertible Notes due March 21,2019 (the “2019 Notes”) and the 8% Senior Secured Notes due March 21, 2020 (the “2020 Notes”) held by District 2 Capital Fund LP (“District Capital”) and Bigger Capital Fund, LP (“Bigger Capital”) with respect to specified defaults. The notice states that District Capital and Bigger Capital have opted to accelerate those Notes at the Default Amount as defined in those notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Dated: May 2, 2019	By:	/s/ Jennifer K. Simpson, Ph.D.
Name: Jennifer K. Simpson, Ph.D.
Title: President and Chief Executive Officer